UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The form and amount of compensation paid to the non-employee directors of CSK Auto Corporation (the "Company") is reviewed from time to time by the Compensation Committee of the Board of Directors. On May 13, 2005, upon the recommendation of the Compensation Committee, the Board of Directors of the Company approved an amendment to the compensation package for our non-employee ("outside") directors. As amended, the current annual compensation package consists of the following:

• $50,000 in cash;

• An award of 10,000 stock options with an exercise price equal to the fair market value at the close of trading on the grant date;

• Meeting fees consisting of:
 $1,500 for each regular Board meeting attended in person or telephonically
 $1,500 for each committee meeting or special Board meeting attended in person that is not held in conjunction with a regular Board meeting
 $500 for each committee meeting or special Board meeting attended telephonically; and

• Standing committee chair fees of $15,000, $7,500 and $7,500, for the Audit, Compensation and Nominating & Corporate Governance Committees, respectively.

A copy of the Amended and Restated Outside Director Compensation Policy is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed with this Form 8-K

Exhibit No. Description
10.1 - Amended and Restated Outside Director Compensation Policy

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

May 18, 2005	By:	/s/ Don W. Watson

Name: Don W. Watson
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Outside Director Compensation Policy